SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             -----------------------
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
       Date of Report (Date of Earliest Event Reported): January 17, 2003
                             -----------------------

                                    Castelle

             (Exact Name of Registrant as Specified in Its Charter)


                                   California

                 (State or Other Jurisdiction of Incorporation)


               000-22020                                   77-0164056

        (Commission File Number)               (IRS Employer Identification No.)


            855 Jarvis Drive
                 Suite 100
        Morgan Hill, California                               95037

(Address of Principal Executive Offices)                   (Zip Code)



                                 (408) 852-8000

              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)


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Item 5:    Other Events

           On January 17, 2003, Castelle issued a press release announcing its receipt of a letter from Nasdaq Listing Qualifications Hearings Counsel dated January 16, 2003.


           The letter reported that Castelle had demonstrated compliance with the Nasdaq Qualifications Exception issued to Castelle on November 18, 2002, and with all the requirements for continued listing on the Nasdaq SmallCap Market.


           To comply with the terms of the Exception, or before January 17, 2003, Castelle was required to evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days.


           On December 30, 2002, Castelle's common stock bid price equaled $1.00 per share, and through January 16, 2003, the closing bid price of Castelle's stock has ranged from $1.03 to $1.98, a total of 13 consecutive trading days.


           The closing bid price for Castelle's common stock on January 16, 2003 was $1.79 per share.


           Castelle is now in compliance with every continued listing requirement for the Nasdaq SmallCap Market. Consequently, beginning on January 21, 2003, Castelle's Nasdaq symbol will change from CSTLC back to CSTL.

                                    SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2003

                                    Castelle


                                    By:    /s/ Scott C. McDonald

                                           Scott C. McDonald

                                           President and Chief Executive Officer